                                                                  Exhibit 99


KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------x
                                                     :
In re                                                : Chapter 11
                                                     :
SOLUTIA INC., ET AL.,                                : Case No. 03-17949 (PCB)
                                                     :
         Debtors.                                    : (Jointly Administered)
                                                     :
-----------------------------------------------------x

THIS MONTHLY OPERATING STATEMENT APPLIES TO:

 X  All Debtors                               Axio Research Corporation
---                                       ---

    Solutia Inc.                              Solutia Investments, LLC
---                                       ---

    Solutia Business Enterprises, Inc.        Beamer Road Management Company
---                                       ---

    Solutia Systems, Inc.                     Monchem, Inc.
---                                       ---

    Solutia Overseas, Inc.                    Solutia Inter-America, Inc.
---                                       ---

    CPFilms Inc.                              Solutia International Holding, LLC
---                                       ---

    Solutia Management Company, Inc.          Solutia Taiwan, Inc.
---                                       ---

    Monchem International, Inc.               Solutia Greater China, Inc.
---                                       ---

                     MONTHLY OPERATING STATEMENT FOR THE
                           MONTH OF MARCH 2006 (1)
                           -----------------------


(1) The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------x
                                                     :
In re                                                : Chapter 11
                                                     :
SOLUTIA INC., ET AL.,                                : Case No. 03-17949 (PCB)
                                                     :
         Debtors.                                    : (Jointly Administered)
                                                     :
-----------------------------------------------------x

                     MONTHLY OPERATING STATEMENT FOR THE
                             MONTH OF MARCH 2006
                             -------------------

DEBTORS' ADDRESS:                    575 Maryville Centre Dr.
                                     St. Louis, MO 63141

DEBTORS' ATTORNEY:                   KIRKLAND & ELLIS LLP
                                     Richard M. Cieri (RC-6062)
                                     Jonathan S. Henes (JH-1979)
                                     Citigroup Center
                                     153 East 53rd Street
                                     New York, New York 10022-4675

CURRENT MONTH NET LOSS ($M):         $ 22

REPORT PREPARER:                     Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:     April 28, 2006                 /s/ Timothy J. Spihlman
                                         -----------------------
                                         Timothy J. Spihlman
                                         Vice President and Controller

Indicate if this is an amended statement by checking here:  _______

                           SOLUTIA INC., ET. AL.,
               Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                           (Debtors in Possession)

                       MONTHLY DISBURSEMENTS BY DEBTOR
                         For the Month of March 2006


-------------------------------------------------------------------------------

Solutia Inc.                                                 $ 269,927,338.07
-------------------------------------------------------------------------------

Solutia Business Enterprises, Inc.                           $ 100.00
-------------------------------------------------------------------------------

Solutia Systems, Inc. *                                      $ --
-------------------------------------------------------------------------------

Solutia Overseas, Inc. *                                     $ --
-------------------------------------------------------------------------------

CPFilms Inc.                                                 $ 12,272,765.84
-------------------------------------------------------------------------------

Solutia Management Company, Inc. *                           $ --
-------------------------------------------------------------------------------

Monchem International, Inc. *                                $ --
-------------------------------------------------------------------------------

Axio Research Corporation *                                  $ --
-------------------------------------------------------------------------------

Solutia Investments, LLC *                                   $ --
-------------------------------------------------------------------------------

Beamer Road Management Company *                             $ --
-------------------------------------------------------------------------------

Monchem, Inc. *                                              $ --
-------------------------------------------------------------------------------

Solutia Inter-America, Inc.                                  $ 5,649.32
-------------------------------------------------------------------------------

Solutia International Holding, LLC *                         $ --
-------------------------------------------------------------------------------

Solutia Taiwan, Inc.                                         $ 29,218.53
-------------------------------------------------------------------------------

Solutia Greater China, Inc. *                                $ --
-------------------------------------------------------------------------------


* These non-operating debtors had no constructive disbursements made on their behalf.

                           SOLUTIA INC., ET. AL.,
               Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                           (Debtors in Possession)

                           STATEMENT ON INSURANCE
                         For the Month of March 2006


         All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

                                               SOLUTIA INC., ET. AL.,
                                  Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                              (Debtors in Possession)

                                                   SOLUTIA GROUP*
                                  STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)
                                               (DOLLARS IN MILLIONS)

                                                                               MONTH ENDED       THREE MONTHS ENDED
                                                                              MARCH 31, 2006       MARCH 31, 2006
                                                                            -----------------    ------------------
TOTAL NET SALES                                                              $           249      $           700
TOTAL COST OF GOODS SOLD                                                                 229                  619
                                                                            -----------------    -----------------
GROSS PROFIT                                                                              20                   81

TOTAL MAT EXPENSE                                                                         23                   69
                                                                            -----------------    -----------------
OPERATING INCOME (LOSS)                                                                   (3)                  12

EQUITY EARNINGS FROM AFFILIATES                                                            4                   10
INTEREST EXPENSE                                                                         (10)                 (23)
OTHER EXPENSE, NET                                                                         2                    3
LOSS ON DEBT MODIFICATION                                                                 (8)                  (8)

REORGANIZATION ITEMS:
   Professional fees                                                                      (4)                 (12)
   Employee severance and retention costs                                                 (1)                  (2)
   Adjustment to allowed claim amounts                                                     1                    2
   Other                                                                                   -                   (2)
                                                                            -----------------    -----------------
                                                                                          (4)                 (14)

                                                                            -----------------    -----------------
LOSS BEFORE TAXES                                                                        (19)                 (20)
Income tax expense (benefit)                                                              (4)                   2
                                                                            -----------------    -----------------
NET LOSS                                                                     $           (15)     $           (22)
                                                                            =================    =================

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                SOLUTIA INC., ET. AL.,
                    Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                (Debtors in Possession)

                                    SOLUTIA GROUP*
               STATEMENT OF CONSOLIDATED FINANCIAL POSITION (UNAUDITED)
                                 AS OF MARCH 31, 2006


                                                                         (DOLLARS IN
                                ASSETS                                     MILLIONS)
                                ------                                 ---------------
Cash                                                                    $         342
Trade Receivables, net                                                            291
Inventories                                                                       302
Other Current Assets                                                              114
                                                                       ---------------
TOTAL CURRENT ASSETS                                                            1,049
Property, Plant and Equipment, net                                                809
Investments in Affiliates                                                         200
Intangible Assets, net                                                            128
Other Assets                                                                      108
                                                                       ---------------
TOTAL ASSETS                                                            $       2,294
                                                                       ===============

                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------
Accounts Payable                                                        $         209
Short Term Debt                                                                   650
Other Current Liabilities                                                         236
                                                                       ---------------
TOTAL CURRENT LIABILITIES                                                       1,095
Long-Term Debt                                                                    251
Other Long-Term Liabilities                                                       269
                                                                       ---------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                     1,615
LIABILITIES SUBJECT TO COMPROMISE                                               2,154
SHAREHOLDERS' DEFICIT                                                          (1,475)
                                                                       ---------------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                               $       2,294
                                                                       ===============

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                                       SOLUTIA INC., ET. AL.,
                                          Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                      (Debtors in Possession)

                                                           SOLUTIA GROUP*
                                          STATEMENT OF CONSOLIDATED CASH FLOWS (UNAUDITED)
                                                       (DOLLARS IN MILLIONS)

                                                                                               MONTH ENDED       THREE MONTHS ENDED
                                                                                              MARCH 31, 2006       MARCH 31, 2006
NET CASH USED IN OPERATING ACTIVITIES:                                                      -----------------    ------------------
              Net loss                                                                       $          (15)      $           (22)
              Depreciation and amortization                                                              10                    29
              Restructuring expenses and other unusual items                                             18                    18
              Changes in assets and liabilities:
                Trade receivables                                                                        10                   (38)
                Inventories                                                                             (11)                  (29)
                Accounts payable                                                                         12                    (1)
                Other assets and liabilities                                                            (36)                   (8)
                                                                                           -----------------     -----------------
              NET CASH USED BEFORE REORGANIZATION ITEMS                                                 (12)                  (51)
              OPERATING CASH FLOWS - REORGANIZATION ITEMS:
                Professional services fees                                                               (3)                  (10)
                Employee severance and retention payments                                                (1)                   (2)
                Other                                                                                    (1)                   (2)
                                                                                           -----------------     -----------------
                        NET CASH USED IN REORGANIZATION ITEMS                                            (5)                  (14)
                                                                                           -----------------     -----------------
                        NET CASH USED IN OPERATING ACTIVITIES                                           (17)                  (65)
                                                                                           =================     =================

NET CASH USED IN INVESTING ACTIVITIES:
              Property, plant and equipment purchases                                                    (7)                  (25)
              Acquisition, net of cash acquired                                                         (16)                  (16)
                                                                                           -----------------     -----------------
                        NET CASH USED IN INVESTING ACTIVITIES                                           (23)                  (41)
                                                                                           =================     =================

NET CASH PROVIDED BY FINANCING ACTIVITIES:
              Net change in short-term debt obligations                                                 293                   350
              Deferred debt issuance costs                                                               (9)                   (9)
                                                                                           -----------------     -----------------
                        NET CASH PROVIDED BY FINANCING ACTIVITIES                                       284                   341
                                                                                           =================     =================


NET INCREASE IN CASH AND CASH EQUIVALENTS                                                               244                   235
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                           98                   107
                                                                                           -----------------     -----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                    $           342       $           342
                                                                                           =================     =================

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                                       SOLUTIA INC., ET. AL.,
                                          Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                      (Debtors in Possession)

                                                     SOLUTIA CHAPTER 11 DEBTORS
                                          STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)
                                                       (DOLLARS IN MILLIONS)

                                                                              MONTH ENDED               THREE MONTHS ENDED
                                                                             MARCH 31, 2006               MARCH 31, 2006
                                                                            -----------------           ------------------
TOTAL NET SALES                                                              $           192             $            557
TOTAL COST OF GOODS SOLD                                                                 182                          517
                                                                            -----------------           ------------------
GROSS PROFIT                                                                              10                           40

TOTAL MAT EXPENSE                                                                         17                           52
                                                                            -----------------           ------------------
OPERATING LOSS                                                                            (7)                         (12)

EQUITY EARNINGS FROM AFFILIATES                                                            5                           12
INTEREST EXPENSE, NET                                                                     (8)                         (18)
OTHER INCOME, NET                                                                          2                            8
LOSS ON DEBT MODIFICATION                                                                 (8)                          (8)

REORGANIZATION ITEMS:
   Professional fees                                                                      (4)                         (12)
   Employee severance and retention costs                                                 (1)                          (2)
   Adjustment to allowed claim amounts                                                     1                            2
   Other                                                                                   -                           (2)
                                                                            -----------------           ------------------
                                                                                          (4)                         (14)

                                                                            -----------------           ------------------
LOSS BEFORE TAXES                                                                        (20)                         (32)
Income tax expense                                                                         2                            2
                                                                            -----------------           ------------------
NET LOSS                                                                     $           (22)            $            (34)
                                                                            =================           ==================

See Accompanying Notes to Consolidated Financial Statements.

                        SOLUTIA INC., ET. AL.,
               Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                           (Debtors in Possession)

                      SOLUTIA CHAPTER 11 DEBTORS
       STATEMENT OF CONSOLIDATED FINANCIAL POSITION (UNAUDITED)
                         AS OF MARCH 31, 2006


                                ASSETS                                   (DOLLARS IN
                                ------                                    MILLIONS)
                                                                       ---------------
Cash                                                                    $         233
Trade Receivables, net                                                            151
Account Receivables-Unconsolidated Subsidiaries                                    54
Inventories                                                                       196
Other Current Assets                                                               75
                                                                       ---------------
TOTAL CURRENT ASSETS                                                              709
Property, Plant and Equipment, net                                                665
Investments in Subsidiaries and Affiliates                                        567
Intangible Assets, net                                                            100
Other Assets                                                                       61
                                                                       ---------------
TOTAL ASSETS                                                            $       2,102
                                                                       ===============

                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------
Accounts Payable                                                        $         167
Short Term Debt                                                                   650
Other Current Liabilities                                                         165
                                                                       ---------------
TOTAL CURRENT LIABILITIES                                                         982
Other Long-Term Liabilities                                                       200
                                                                       ---------------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                                     1,182
LIABILITIES SUBJECT TO COMPROMISE                                               2,258
SHAREHOLDERS' DEFICIT                                                          (1,338)
                                                                       ---------------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                               $       2,102
                                                                       ===============

See Accompanying Notes to Consolidated Financial Statements.

                           SOLUTIA INC., ET. AL.,
               Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                           (Debtors in Possession)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BANKRUPTCY PROCEEDINGS

Nature of Operations

         Solutia Inc., together with its subsidiaries (referred to herein as "Solutia", the "Solutia Group" or the "Company"), is a global manufacturer and marketer of a variety of high-performance chemical-based materials. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialty products such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

         Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc., "Pharmacia"). On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the "Solutia Spinoff"). As a result of the Solutia Spinoff on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia. A net deficiency of assets of $113 million resulted from the spinoff.


Proceedings Under Chapter 11 of the Bankruptcy Code

         On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

         The filing was made to restructure Solutia's balance sheet by reducing indebtedness to appropriate levels, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern, and to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff. These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs have been an obstacle to Solutia's financial stability and success.

         Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants. Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court. While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.

         On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a $525 million DIP credit facility. This DIP facility consists of (i) a $50 million multiple draw term loan; (ii) a $300 million single draw term loan, which was drawn in full on the effective date of the facility; and

         (iii) a $175 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. The DIP credit facility was subsequently amended on March 1, 2004, July 20, 2004 and June 1, 2005. A fourth amendment was entered into on March 17, 2006, with Bankruptcy Court approval. The fourth amendment, among other things, (i) increased the DIP facility from $525 million to $825 million; (ii) extended the term of the DIP facility from June 19, 2006 to March 31, 2007; (iii) decreased the interest rate on the term loan component of the DIP facility from LIBOR plus 425 basis points to LIBOR plus 350 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts; (v) approved the disposition of certain assets of the Debtors; (vi) allowed refinancing of, and certain amendments to, Solutia Europe S.A./N.V.'s outstanding Euronotes; and (vii) amended certain financial and other covenants. The fourth amendment also contains a number of other modifications required to make the remaining terms of the DIP facility consistent with the amendments set forth above.

         As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to order of the Bankruptcy Court. November 30, 2004 was the last date by which holders of pre-filing date claims against the Debtors could file such claims. Any holder of a claim that was required to file such claim by November 30, 2004, and did not do so may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim. Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions. Solutia has not yet fully completed its analysis of all the proofs of claim. Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

         On February 14, 2006, the Debtors filed with the Bankruptcy Court their Joint Plan of Reorganization (the "Plan") and Disclosure Statement (the "Disclosure Statement"). The Plan and Disclosure Statement along with the Relationship Agreement (as defined below) and the Retiree Settlement Agreement, entered into among Solutia, the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee") and Official Committee of Retirees appointed in the Debtors' Chapter 11 Cases (the "Retirees' Committee"), Monsanto, certain retirees and the other parties thereto (the "Retiree Settlement"), set forth the terms of a global settlement (the "Global Settlement") between Solutia, the Unsecured Creditors' Committee, the Retirees' Committee, Monsanto Company ("Monsanto") and Pharmacia. The Global Settlement provides for, among other things, the reallocation of certain Legacy Liabilities among Solutia, Monsanto and Pharmacia and the treatment various constituencies in the Chapter 11 Cases will receive under the Plan. The Disclosure Statement contains a description of the events that led up to the Debtors' bankruptcy filings, the actions the Debtors' have taken to improve their financial situation while in bankruptcy and a current description of the Debtors' businesses. The reallocation of liabilities between Solutia and Monsanto is set forth in a Relationship Agreement (the "Relationship Agreement") to be entered into between Solutia and Monsanto upon confirmation of the Plan. The Relationship Agreement was filed with the Bankruptcy Court on February 14, 2006 as an exhibit to the Plan.

         Solutia also issued a press release on February 14, 2006 announcing the filing of the Plan and Disclosure Statement with the Bankruptcy Court. The press release was furnished to the Securities and Exchange Commission in a Form 8-K filing on February 14, 2006. The Plan, including the Relationship Agreement and Retiree Settlement Agreement, and the Disclosure Statement were furnished as exhibits to a Form 8-K filed on February 21, 2006.

         The Plan, which incorporates the Relationship Agreement and Retiree Settlement, is subject to approval by the Bankruptcy Court in accordance with the

Bankruptcy Code as well as various other conditions and contingencies, some of which are not within the control of Solutia, and therefore are subject to change and are not binding upon any party. The Disclosure Statement remains subject to change pending a hearing in the Bankruptcy Court to consider the legal adequacy of the Disclosure Statement. Once the Disclosure Statement is approved by the Bankruptcy Court, it will be distributed to all constituencies entitled to vote on the Plan. Solutia cannot provide any assurance that any plan of reorganization ultimately confirmed by the Bankruptcy Court, or any disclosure statement ultimately approved by the Bankruptcy Court, will be consistent with the terms of the Plan and Disclosure Statement. A hearing to approve the Disclosure Statement is expected to be held before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in Room 701 of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York, 10004-1408, on June 7, 2006, or as soon thereafter as the Debtors may be heard.

         If confirmed, the Plan will provide Solutia with significant relief from the Legacy Liabilities Solutia was required to assume in the Solutia Spinoff. These Legacy Liabilities included: (1) retiree medical, retiree life insurance and retiree disability benefits ("Retiree Welfare Benefits") for those individuals who retired or became disabled prior to the Solutia Spinoff ("Pre-Spin Retirees"); (2) environmental remediation costs related to activities of the chemicals business of Pharmacia that occurred prior to the Solutia Spinoff; and (3) toxic tort litigation costs relating to chemical exposure associated with the activities of Pharmacia that occurred prior to the Solutia Spinoff.

         Under the Plan, Solutia would emerge from bankruptcy as an independent publicly held company ("reorganized Solutia"). The Plan provides for $250 million of new investment in reorganized Solutia. This new investment will be in the form of a rights offering to certain unsecured creditors, who will be given the opportunity to purchase 22.7 percent of the common stock in reorganized Solutia. Monsanto will backstop the rights offering, meaning it will commit to purchase up to the entire $250 million of stock, to the extent the stock is not purchased by eligible unsecured creditors in the rights offering.

         Of this $250 million new investment, $175 million would be set aside in a Voluntary Employees' Beneficiary Association ("VEBA") Retiree Trust to fund the Retiree Welfare Benefits for those Pre-Spin Retirees who receive these benefits from Solutia, and $50 million would be used to fund reorganized Solutia's environmental remediation commitments in Anniston, Alabama and Sauget, Illinois, as described below. The remaining $25 million would be available for reorganized Solutia to pay any of the Legacy Liabilities that it is retaining.

         Under the Plan and Relationship Agreement, as between Monsanto and Solutia, Monsanto would be responsible, with certain exceptions, for all current and future tort litigation costs arising from the conduct of Pharmacia's chemical business prior to the Solutia Spinoff, including litigation arising from exposure to polychlorinated biphenyls ("PCBs") and other chemicals. In addition, Monsanto would accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility as part of the Solutia Spinoff but which were never owned or operated by Solutia. These include more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified. Finally, Monsanto would share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois. Under this cost-sharing mechanism, the first $50 million would be paid from the proceeds of the rights offering (as described above), Monsanto would pay the next $50 million (less amounts it has paid for remediation at these sites during the Chapter 11 Cases, which totaled over $30 million as of January 31, 2006), Solutia would be responsible for the next $325 million in costs, and any further costs would be shared equally between Solutia and Monsanto. Under certain circumstances, Solutia would be able to defer paying a portion of its shared responsibility with respect to the Anniston and Sauget sites in excess of $30 million in any calendar year, up to $25 million in the aggregate. Any deferred amounts would be paid by Monsanto, but subject to repayment by Solutia at a later date. The Plan and Relationship

Agreement provide that Solutia will continue to pay its annual installment and education fund obligations relating to the August 2003 Anniston PCBs settlement and education fund obligations relating to the Anniston Partial Consent Decree.

         The Plan incorporates the terms of the Retiree Settlement Agreement, which was negotiated with the Retirees' Committee, which represents more than 23,000 former employees of Pharmacia and Solutia and their dependents. Although the Retiree Settlement Agreement includes benefit modifications, the Plan, through the $175 million from the rights offering that will be allocated to the VEBA Trust, provides significant current funding which will greatly improve Solutia's ability to meet these benefit obligations going forward. Under the Retiree Settlement Agreement, retirees will retain certain company-provided medical benefits, although the cost to retirees for such benefits will increase. Many retirees will retain their company-provided life insurance benefits, although some will experience a reduction in the benefit provided. The Retiree Settlement Agreement also maintains Solutia's rights according to a separate 2001 settlement and a post-settlement retiree medical plan, under which Solutia intends to make certain changes on or after the effective date of the Plan, including the elimination of company-provided medical benefits for certain groups of retirees that also are eligible for Medicare coverage.

         In consideration of the benefit modifications being accepted by retirees pursuant to the Retiree Settlement Agreement, the Plan contemplates that the retirees would receive an allowed unsecured claim in the aggregate amount of $35 million in Solutia's bankruptcy case. The common stock in the reorganized Solutia received on account of this claim would be deposited in the VEBA Trust and used to pay Retiree Welfare Benefits. This deposit would be in addition to the $175 million that would be contributed to the VEBA Trust from the proceeds of the rights offering. The VEBA Trust would be a bankruptcy-remote entity and would be managed by an independent trustee.

         The Plan does not provide for distributions to the holders of Solutia's existing equity. Under the Plan, Solutia's existing shares of common stock, as well as options and warrants to purchase its common stock, would be cancelled and holders of Solutia's common stock, including options and warrants to purchase Solutia's common stock, would receive no consideration for that stock or those options and warrants. Although the Plan does not provide for any distributions to holders of Solutia's existing equity, the Official Committee of Equity Security Holders in Solutia's bankruptcy case has filed a complaint against Pharmacia and Monsanto, and an objection to the proofs of claim filed by Monsanto and Pharmacia in Solutia's bankruptcy, arguing that holders of Solutia's existing equity are entitled to distribution on the basis of several legal theories.

         In order to exit Chapter 11, Solutia must propose and confirm a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code. As provided by the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date. The Bankruptcy Court has subsequently approved several extensions of the exclusivity period, the most recent of which is set to expire on October 10, 2006. Although Solutia expects to receive further extensions of the exclusivity period, no assurance can be given that any such future extension requests will be granted by the Bankruptcy Court. Moreover, although Solutia has filed the Plan which provides for Solutia's emergence from bankruptcy as a going concern, there can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

Basis of Consolidation

         The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases. The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis. In each case, all significant intercompany transactions and balances have been eliminated in consolidation. Companies in which Solutia has a significant interest but not a controlling interest are accounted for under the equity method of accounting and included in investments in subsidiaries and affiliates in the statement of consolidated financial position. Solutia's proportionate share of these companies' net earnings or losses is reflected in equity earnings (loss) from affiliates in the consolidated statement of operations. In accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report. The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

         At March 31, 2006, total liquidity for the Solutia Group was approximately $426 million, consisting of $342 million of cash and DIP facility availability of $84 million. At March 31, 2006, total liquidity for the Solutia Chapter 11 Debtors was approximately $317 million, consisting of $233 million of cash and DIP facility availability of $84 million.

2. SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are consistent with those listed in the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

3. SUPPLEMENTAL INFORMATION - RESTRUCTURING EXPENSES AND OTHER UNUSUAL ITEMS

         Restructuring expenses and other unusual items included in the consolidated statement of operations and the statement of consolidated cash flows were approximately $18 million for the month and year-to-date periods ended March 31, 2006. These restructuring expenses and other unusual items consisted of (i) an environmental charge of approximately $9 million that was precipitated by the notification by a third-party of its intent to terminate a tolling agreement at one of Solutia's facilities outside the U.S. that will likely result in the cessation of operations at that site; and (ii) a charge of $9 million associated with the March 2006 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value.

4. SUPPLEMENTAL INFORMATION - YEAR-TO-DATE RESULTS OF OPERATIONS

         Solutia's results of operations for the three months ended March 31, 2006 were unfavorably impacted by lower net sales, higher charges (as further described in Note 3 above) and higher overall raw material and energy costs. Lower net sales resulted from lower sales volumes and unfavorable currency exchange rate fluctuations, partially offset by higher average selling prices. Also impacting results of operations for the three months ended March 31, 2006 was higher than expected manufacturing costs experienced as part of a significant turnaround at the manufacturing facility in Alvin, Texas. These higher costs were precipitated by a manufacturing upset incurred at the Alvin, Texas facility in the first quarter 2006, resulting in a significant turnaround being accelerated in its timing, as well as extended in its duration.

                                                      SOLUTIA INC., ET. AL.,
                                          Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                      (Debtors in Possession)

                                                    SOLUTIA CHAPTER 11 DEBTORS
                              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                                                    MONTH ENDED MARCH 31, 2006

                                                             PRE-PETITION            POST-PETITION                  TOTAL
                                                                AMOUNT                  AMOUNT                     AMOUNT
                                                         ---------------------   ----------------------     ----------------------
1.  GROSS SALARIES AND WAGES                                             -            39,196,977.06              39,196,977.06

2.  PAYROLL TAXES WITHHELD                                               -            12,363,003.34              12,363,003.34

3.  EMPLOYER PAYROLL TAX CONTRIBUTED                                     -             3,054,816.40               3,054,816.40

4.  GROSS TAXABLE SALES                                                  -               759,407.72                 759,407.72

5.  SALES TAXES COLLECTED / USE TAX PAID                                 -               464,057.89                 464,057.89

6.  PROPERTY TAXES PAID                                                  -                 1,676.07                   1,676.07

7.  OTHER TAXES PAID                                                     -               208,848.13                 208,848.13

                                                      SOLUTIA INC., ET. AL.,
                                          Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                      (Debtors in Possession)

                                                    SOLUTIA CHAPTER 11 DEBTORS
                              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                                                    MONTH ENDED MARCH 31, 2006

DATES AND AMOUNTS PAID TO TAXING AGENCIES (ITEMS 2, 3, 5, 6, 7)

                                              PRE-PETITION  POST-PETITION         TOTAL                                     ITEM
    DEBTOR ENTITY                DATE            AMOUNT        AMOUNT             AMOUNT        TYPE OF TAX                NUMBER
------------------------------------------------------------------------------------------------------------------------------------
Solutia Inc.                    03/01/06            -         128,489.58         128,489.58  Employee Payroll Taxes             2
Solutia Inc.                    03/02/06            -         203,644.48         203,644.48  Employee Payroll Taxes             2
Solutia Inc.                    03/03/06            -         219,321.69         219,321.69  Employee Payroll Taxes             2
Solutia Inc.                    03/08/06            -          87,218.70          87,218.70  Employee Payroll Taxes             2
Solutia Inc.                    03/09/06            -          97,948.96          97,948.96  Employee Payroll Taxes             2
Solutia Inc.                    03/10/06            -         274,911.60         274,911.60  Employee Payroll Taxes             2
Solutia Inc.                    03/15/06            -       8,888,701.96       8,888,701.96  Employee Payroll Taxes             2
Solutia Inc.                    03/16/06            -         199,241.89         199,241.89  Employee Payroll Taxes             2
Solutia Inc.                    03/17/06            -         195,312.83         195,312.83  Employee Payroll Taxes             2
Solutia Inc.                    03/22/06            -          85,924.90          85,924.90  Employee Payroll Taxes             2
Solutia Inc.                    03/23/06            -          78,990.20          78,990.20  Employee Payroll Taxes             2
Solutia Inc.                    03/24/06            -         193,640.92         193,640.92  Employee Payroll Taxes             2
Solutia Inc.                    03/29/06            -          89,319.23          89,319.23  Employee Payroll Taxes             2
Solutia Inc.                    03/30/06            -         187,145.68         187,145.68  Employee Payroll Taxes             2
Solutia Inc.                    03/31/06            -       1,744,121.32       1,744,121.32  Employee Payroll Taxes             2
Solutia Inc.                    03/01/06            -          29,262.39          29,262.39  Employer Payroll Taxes             3
Solutia Inc.                    03/02/06            -          67,060.12          67,060.12  Employer Payroll Taxes             3
Solutia Inc.                    03/03/06            -          52,344.50          52,344.50  Employer Payroll Taxes             3
Solutia Inc.                    03/08/06            -          26,069.74          26,069.74  Employer Payroll Taxes             3
Solutia Inc.                    03/09/06            -          28,682.85          28,682.85  Employer Payroll Taxes             3
Solutia Inc.                    03/10/06            -          56,784.39          56,784.39  Employer Payroll Taxes             3
Solutia Inc.                    03/15/06            -       1,917,278.46       1,917,278.46  Employer Payroll Taxes             3
Solutia Inc.                    03/16/06            -          65,404.94          65,404.94  Employer Payroll Taxes             3
Solutia Inc.                    03/17/06            -          46,420.80          46,420.80  Employer Payroll Taxes             3
Solutia Inc.                    03/22/06            -          25,849.48          25,849.48  Employer Payroll Taxes             3
Solutia Inc.                    03/23/06            -          23,350.41          23,350.41  Employer Payroll Taxes             3
Solutia Inc.                    03/24/06            -          45,702.71          45,702.71  Employer Payroll Taxes             3
Solutia Inc.                    03/29/06            -          25,706.31          25,706.31  Employer Payroll Taxes             3
Solutia Inc.                    03/30/06            -          67,371.45          67,371.45  Employer Payroll Taxes             3
Solutia Inc.                    03/31/06            -         585,409.85         585,409.85  Employer Payroll Taxes             3
Solutia Inc.                    03/15/06            -           4,599.03           4,599.03  Sales/Use Tax                      5
Solutia Inc.                    03/17/06            -          52,994.49          52,994.49  Sales/Use Tax                      5
Solutia Inc.                    03/20/06            -         369,979.17         369,979.17  Sales/Use Tax                      5
CP Films Inc.                   03/31/06            -          32,704.69          32,704.69  Sales                              5
CP Films Inc.                   03/31/06            -           3,780.51           3,780.51  Use                                5
Solutia Inc.                    03/23/06            -             522.44             522.44  Property Tax                       6
Solutia Inc.                    03/27/06            -           1,153.63           1,153.63  Property Tax                       6
Solutia Inc.                    03/06/06            -         135,571.13         135,571.13  Sales/Use Tax Audit Commission     7
Solutia Inc.                    03/13/06            -             275.00             275.00  Annual Reports                     7
Solutia Inc.                    03/15/06            -             610.00             610.00  Other - Franchise                  7
Solutia Business Enterprises    03/15/06            -             100.00             100.00  Other - Franchise                  7
Solutia Inc.                    03/15/06            -           8,500.00           8,500.00  Other - Income                     7
CP Films, Inc.                  03/15/06            -          38,250.00          38,250.00  Other - Income                     7
Solutia Inc.                    03/29/06            -              95.00              95.00  Annual Reports                     7
Solutia Inc.                    03/31/06            -             197.00             197.00  Annual Reports                     7
CP Films, Inc.                  03/31/06            -          25,250.00          25,250.00  Other - Income                     7